UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2004

Health Net, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street, Woodland Hills, California 91367

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 676-6000

Not applicable.

(Former name or former address, if changed since last report.)

Item 5. Other Events and Required FD Disclosure.

On July 26, 2004, Health Net, Inc. (the “Company”) filed a registration statement on Form 8-A/A, Item 1 of which contained an updated description of the rights to purchase Series A Junior Participating Preferred Stock of the Company, and on August 16, 2004, the Company filed a registration statement on Form 8-A/A, Item 1 of which contained an updated description of the Company’s Common Stock, par value $.001 per share (“Common Stock”). This current report on Form 8-K is being filed for the purpose of including such updated descriptions in a report by the Company under the Securities Exchange Act of 1934, as amended.

COMMON STOCK

The authorized capital stock of the Company consists of 360,000,000 shares of capital stock, consisting of (1) 350,000,000 shares of Common Stock and (2) 10,000,000 shares of Preferred Stock, par value $.001 per share (“Preferred Stock”). As of August 5, 2004, there were there were 111,966,737 shares of Common Stock (excluding 21,457,429 shares held as treasury stock) and no shares of Preferred Stock outstanding.

General

Holders of shares of Common Stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to the prior rights of the holders of Preferred Stock, holders of Common Stock are entitled to receive dividends when, as and if, declared by the Company’s Board of Directors out of funds legally available therefor, and to share ratably in the assets of the Company legally available for distribution to the stockholders in the event of liquidation or dissolution. The Common Stock has no preemptive rights and no subscription or redemption privileges. The Common Stock does not have cumulative voting rights, which means the holder or holders of more than half of the shares voting for the election of directors can elect all the directors then being elected. All the outstanding shares of Common Stock are fully paid and not liable for further call or assessment.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares of Preferred Stock. The Company’s Board of Directors is authorized to establish one or more series of Preferred Stock having the dividend rights, dividend rates, conversion rights or right of exchange, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and any other rights, preferences, privileges and restrictions that the Board of Directors may designate.

Depending on the rights of Preferred Stock, the issuance of Preferred Stock could have an adverse effect on holders of Common Stock by delaying or preventing a change in control of the Company, making removal of the present management of the Company more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Common Stock.

In connection with the Rights Agreement discussed below, the Company’s Board of Directors has established a series of 200,000 shares of Preferred Stock designated as “Series A Junior Participating Preferred Stock,” the terms of which are set forth in the Company’s Sixth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). See “—Rights Agreement.”

Rights Agreement

The shares of Common Stock are subject to a Rights Agreement, dated as of June 1, 1996 and amended October 1, 1996, May 3, 2001, May 14, 2004 and July 26, 2004, between the Company and Wells Fargo Bank, N.A., a national banking association (“Wells Fargo”), as successor rights agent, which entitles the holders of the Common Stock to rights to purchase shares of Series A Junior Participating Preferred Stock. The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors. See “Rights to Purchase Series A Junior Participating Preferred Stock.”

Antitakeover Effects of Certain Provisions of Delaware Law and the Company’s Certificate of Incorporation and Bylaws

The following provisions of Delaware law and of the Company’s certificate of incorporation and bylaws may have an effect of delaying or preventing a change in control of the Company:

Delaware business combination statute. The Company is subject to Section 203 of the Delaware General Corporation Law (the “DGCL”), which prohibits a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder, unless the corporation’s Board of Directors and stockholders approve the business combination in a prescribed manner. An “interested stockholder” is a person who directly or indirectly owns 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction which results in a financial benefit to the interested stockholder. Delaware law does not prohibit these business combinations if (1) before the stockholder becomes an interested stockholder, the corporation’s board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder, (2) after the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding stock or (3) the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock, which the interested stockholder does not own, authorize the business combination.

Certificate of incorporation provision governing certain business combinations. The Certificate of Incorporation provides that (1) any merger or consolidation of the Company with any Interested Stockholder (as defined below) or any other corporation that is, or after such merger or consolidation would be, an Affiliate or Associate (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on January 28, 1994) of an Interested Stockholder, (2) any sale, lease or other disposition to or with or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder that has an aggregate fair market value and/or involves aggregate commitments of $10,000,000 or more or that constitutes more than 5% of the book value of the total assets or 5% of stockholders’ equity of the entity in question, (3) certain liquidations or dissolutions of the Company and any proposal to amend the Company’s certificate of incorporation or bylaws made on behalf of an Interested Stockholder or any Affiliate or Associate of an Interested Stockholder or (4) certain reclassifications and recapitalizations or other transactions that have the effect of increasing an Interested Stockholder’s proportionate share of the Company’s capital stock (collectively, “Business Combinations”) shall require, subject to certain exceptions, the affirmative vote of not less than 80% of the votes entitled to be cast by the holders of all the then outstanding shares of the Company’s capital stock which by its terms may be voted on all matters submitted to stockholders of the Company generally (“Voting Stock”) other than the Voting Stock of which an Interested Stockholder is the beneficial owner. The foregoing requirements generally do not apply to a Business Combination approved by a disinterested majority of the Continuing Directors (as defined below) or if certain other requirements are met. Such other requirements are designed to provide an incentive to an Interested Stockholder to treat the stockholders within a class equally, to discourage discriminatory two-tiered transactions and to encourage an Interested Stockholder to furnish timely information regarding such Business Combination. “Interested Stockholder” generally means any person (other than the Company or any of its subsidiaries and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Company or any of its subsidiaries or any trustee of or fiduciary with respect to any such plan or the Co-Presidents of the Company on January 28, 1994) who is (1) a beneficial owner of or has announced or publicly disclosed a plan or intention to become the beneficial owner of 10% or more of the outstanding Voting Stock or (2) an Affiliate or Associate (other than the Co-Presidents of the Company on January 28, 1994) of the Company that, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the outstanding Voting Stock. “Continuing Director” generally means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors. The affirmative vote of at least 80% of the Voting Stock not held by an Interested Stockholder would be necessary for any amendment or repeal of the provisions of the Certificate of Incorporation described in this paragraph, unless the amendment or recall were unanimously recommended by the Board of Directors and all of such directors were persons who would be eligible to serve as Continuing Directors.

Authorized but unissued shares. Under the Certificate of Incorporation, authorized but unissued shares of Common Stock and Preferred Stock are available for issuance by the Company without stockholder approval. The Certificate of Incorporation authorizes the Company’s Board of Directors to establish the terms of any Preferred Stock. See “—Preferred Stock.”

Stockholder action by written consent. The Certificate of Incorporation prohibits the taking of stockholder action by written consent without a meeting.

Written notice of stockholder proposals and nominations. The Company’s Ninth Amended and Restated Bylaws (the “Bylaws”) provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. The Bylaws also specify requirements as to the form and content of a stockholder’s notice.

Number of directors; filling vacancies. The Certificate of Incorporation and Bylaws provide that the Company’s Board of Directors shall consist of not less than three nor more than 20 directors and allow the Board of Directors to fix the exact number of directors by resolution. Generally, except in the case of a vacancy arising as a result of the removal of a director by shareholder vote, any vacancy in the Board of Directors may be filled by a majority of the Board of Directors then in office, and a quorum is not necessary unless the vacancy results from an increase in the number of directors.

Amendment of the certificate of incorporation. The Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the then outstanding shares of Voting Stock for amendments to the provisions thereof relating to (1) composition of the Board of Directors and stockholder meetings, (2) indemnification by the Company of its directors, officers, employees and agents, (3) liability of directors for breach of fiduciary duty, (4) Business Combinations with Interested Stockholders and (5) amendment of the Certificate of Incorporation.

Bylaw amendments. In accordance with the Certificate of Incorporation, the Bylaws are subject to adoption, amendment, repeal or rescission (collectively referred to as a “Change”) either by (1) the approval of 75% of the authorized number of directors and, if one or more Interested Stockholder exists, by a majority of the directors who are Continuing Directors or (2) the affirmative vote of the holders of not less than 80% of the then outstanding shares of Voting Stock and, if the Change is proposed by or on behalf of an Interested Stockholder or a director affiliated with an Interested Stockholder, by the affirmative vote of the holders of a majority of the disinterested shares. The Bylaws provide that the board has the power to amend, alter or repeal the Bylaws by an affirmative vote of 75% of the entire Board of Directors, as then constituted.

Special meetings. The Certificate of Incorporation provides that special meetings of stockholders may only be called by either the Chairman of the Board or a majority of the Board of Directors. Where a proposal requiring stockholder approval is made by or on behalf of an Interested Stockholder or director affiliated with an Interested Stockholder, or where an Interested Stockholder otherwise seeks action requiring stockholder approval, then the affirmative vote of a majority of the Continuing Directors would also be required to call a special meeting of stockholders for the purpose of considering each proposal or obtaining such approval. The Bylaws provide that only the business specified in the notice of any special meeting of the stockholders shall come before such meeting.

Limitation of Liability and Indemnification of Directors and Officers

The Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by the director as a director, except that a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

Both the Certificate of Incorporation and the Bylaws require the Company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent permitted by applicable law. The Company is also required under both the Certificate of Incorporation and the Bylaws to advance, to the maximum extent permitted by law, expenses incurred in connection with any such action, suit or proceeding so long as the director or officer undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified.

RIGHTS TO PURCHASE

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

On May 20, 1996, the Board of Directors of the Company declared a dividend distribution of one right (a “Right”) for each outstanding share of Common Stock to stockholders of record at the close of business on July 31, 1996 (the “Record Date”). The Board of Directors of the Company also authorized the issuance of one Right for each share of Common Stock issued after the Record Date and prior to the earliest of the Distribution Date (as defined below), the redemption of the Rights and the expiration of the Rights and, in certain circumstances, after the Distribution Date. Except as set forth below and subject to adjustment as provided in the Rights Agreement (as defined below), each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”), at a purchase price of $170 per Right (the “Purchase Price”). The description and terms of the Rights are set forth in the Rights Agreement, dated as of June 1, 1996 (the “Original Rights Agreement”), between the Company and Harris Trust and Savings Bank, an Illinois banking corporation (“Harris Bank”), as amended by (i) the Amendment, dated as of October 1, 1996 (the “First Amendment to Rights Agreement”), by and between the Company and Harris Bank, (ii) the Second Amendment to Rights Agreement, dated as of May 3, 2001 (the “Second Amendment to Rights Agreement”), by and among the Company, Harris Bank and Computershare Investor Services, L.L.C., a Delaware limited liability company (“Computershare”), (iii) the Third Amendment to Rights Agreement, dated as of May 14, 2004 (the “Third Amendment to Rights Agreement”), by and among the Company and Computershare and (iv) the Fourth Amendment to Rights Agreement, dated as of July 26, 2004 (the “Fourth Amendment to Rights Agreement”), by and among the Company, Computershare and Wells Fargo, pursuant to which Wells Fargo was appointed as Rights Agent effective July 26, 2004. The Original Rights Agreement, as so amended, is hereinafter referred to as the “Rights Agreement.”

At all times prior to the Distribution Date (as defined below), the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates (as defined below) will be distributed. The Rights will separate from the Common Stock upon the earliest of (i) 10 days following a public announcement that a person or group (an “Acquiring Person”), together with persons affiliated or associated with it, has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”), (ii) 10 business days (or such later date as the Board of Directors of the Company shall determine) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock or (iii) 10 business days following a determination by the Board of Directors of the Company that a person (an “Adverse Person”), alone or together with its affiliates and associates, has become the beneficial owner of more than 10% of the Common Stock and that (a) such beneficial ownership is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into transactions intended to provide such person with short-term financial gain under circumstances where the Board of Directors of the Company determines that the best long-term interests of the Company would not be served by taking such action or entering into such transactions at the time, or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact on the business or prospects of the Company; provided, however, that the Board of Directors of the Company shall not declare any person to be an Adverse Person if such person has reported or is required to report its ownership of Common Stock on Schedule 13G under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or on Schedule 13D under the Exchange Act which Schedule 13D does not state any intention to, or reserve the right to, control or influence the Company or engage in certain other actions, so long as such person neither reports nor is required to report such ownership other than as described in this proviso (the earliest of such dates being called the “Distribution Date”). Notwithstanding the foregoing, a Passive Institutional Investor (as defined in the Rights Agreement) may be or become the beneficial owner of common stock of the

Company representing less than 20% of the shares of Common Stock then outstanding without becoming an Acquiring Person, as long as the Passive Institutional Investor continues to meet the definition of such term as set forth in the Rights Agreement. Generally, a Passive Institutional Investor is defined as a person who or which, as of March 14, 2001, was the beneficial owner of shares of Common Stock representing 15% or more of the shares of Common Stock then outstanding and had a Schedule 13G on file with the Commission with respect to such beneficial ownership, so long as such person is an institutional investor that acquired the Common Stock in the ordinary course of its business, that is not required to (and does not) report its beneficial ownership on a Schedule 13D under the Exchange Act and that meets certain other criteria relating to such institutional investor’s not having a purpose to control or influence the management or policies of the Company. In addition, excluded from the definition of Acquiring Person is any person who acquires newly-issued Common Stock directly from the Company provided such person does not acquire additional shares of Common Stock.

Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Stock (except in connection with the redemption of the Rights), (ii) Common Stock certificates issued after the Record Date upon transfer, replacement or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

The Rights will become first exercisable on the Distribution Date and will expire at the close of business on July 31, 2006 (the “Expiration Date”), unless earlier redeemed by the Company as described below. Notwithstanding the foregoing, the Rights will not be exercisable after the occurrence of a Triggering Event (as defined below) until the Company’s right of redemption has expired.

As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (the “Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights. Except for shares of Common Stock issued or sold after the Distribution Date pursuant to the exercise of stock options or under any employee benefit plan or arrangement granted or awarded prior to the Distribution Date, or the exercise, conversion or exchange of securities issued by the Company, and except as otherwise determined by the Board of Directors of the Company, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

In the event that any person shall become (a) an Acquiring Person (except (i) pursuant to an offer for all outstanding shares of Common Stock which the independent directors of the Company determine to be fair to and otherwise in the best interest of the Company and its stockholders after receiving advice from one or more investment banking firms (a “Qualifying Offer”) and (ii) for certain persons who report their ownership on Schedule 13G under the Exchange Act or on Schedule 13D under the Exchange Act, provided that they do not state any intention to, or reserve the right to, control or influence the Company and such persons certify that they became an Acquiring Person inadvertently and they agree that they will not acquire any additional shares of Common Stock) or (b) an Adverse Person (either such event is referred to herein as a “Triggering Event”), then the Rights will “flip-in” and entitle each holder of a Right, except as provided below, to purchase, upon exercise at the then-current Purchase Price, that number of shares of Common Stock having a market value of two times such Purchase Price.

Any Rights beneficially owned at any time on or after the earlier of the Distribution Date and the Stock Acquisition Date by an Acquiring Person, an Adverse Person or an affiliate or associate of an Acquiring Person or an Adverse Person (whether or not such ownership is subsequently transferred) will become null and void upon the occurrence of a Triggering Event, and any holder of such Rights will have no right to exercise such Rights.

In the event that the Company is acquired in a merger or other business combination in which the Common Stock does not remain outstanding or is changed (other than a merger consummated pursuant to a Qualifying Offer) or 50% of the assets or earning power of the Company and its Subsidiaries (as defined in the Rights Agreement) (taken as a whole) is sold or otherwise transferred to any person (other than the Company or any Subsidiary of the Company) in one transaction or a series of related transactions, the Rights will “flip-over” and entitle each holder of a Right, except as provided in the preceding paragraph, to purchase, upon the exercise of the Right at the then-current Purchase Price, that number of shares of common stock of the acquiring company (or, in certain circumstances, one of its affiliates) which at the time of such transaction would have a market value of two times such Purchase Price.

The number of Rights associated with each share of Common Stock shall be proportionately adjusted after the Record Date and prior to the Distribution Date (or earlier redemption or expiration of the Rights) for any (i) declaration of a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivision of the outstanding shares of Common Stock or (iii) combination of the outstanding shares of Common Stock into a smaller number of shares, such that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

In addition, the Purchase Price is subject to adjustment from time to time to prevent dilution upon the (i) declaration of a dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, (ii) subdivision of the outstanding Series A Preferred Stock, (iii) combination of the outstanding Series A Preferred Stock into a smaller number of shares, (iv) issuance of any shares of the Company’s capital stock in a reclassification of the Series A Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), (v) grant to holders of the Series A Preferred Stock of certain rights, options, or warrants to subscribe for Series A Preferred Stock or securities convertible into Series A Preferred Stock at less than the current market price of the Series A Preferred Stock or (vi) distribution to holders of the Series A Preferred Stock or other evidences of indebtedness, cash (other than a regular quarterly cash dividend payable out of the earnings or retained earnings of the Company), subscription rights, warrants, or assets (other than a dividend payable in Series A Preferred Stock, but including any dividend payable in stock other than Series A Preferred Stock).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% of the Purchase Price.

At any time until the earlier of (i) 10 days following the Stock Acquisition Date and (ii) the Expiration Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The Company may, at its option, pay the redemption price in cash, shares of Common Stock (based on the current market price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors of the Company. Immediately upon the action of the Company Board of Directors ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the applicable redemption price. In addition, after a Triggering Event, at the election of the Board of Directors of the Company, the outstanding Rights (other than those beneficially owned by an Acquiring Person, Adverse Person or an affiliate or associate of an Acquiring Person or Adverse Person) may be exchanged, in whole or in part, for shares of Common Stock, or shares of preferred stock of the Company having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and such Rights will only entitle holders to receive the shares issuable upon such exchange.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement. Thereafter, the Rights Agreement may be amended only (i) to cure ambiguities, (ii) to correct inconsistent provisions, (iii) to shorten or lengthen any time period thereunder or (iv) in ways that do not adversely affect the Rights holders (other than an Acquiring Person or Adverse Person). From and after the Distribution Date, the Rights Agreement may not be amended to lengthen (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than an Acquiring Person or Adverse Person). Each outstanding share of Common Stock on the Record Date received one Right, and one Right has been issued with each share of Common Stock that has become outstanding since the Record Date. Until the Distribution Date, the Company will issue one Right with each share of Common Stock that shall become outstanding so that all such shares will have attached Rights. One hundred thousand (100,000) shares of Series A Preferred Stock have been reserved for issuance upon exercise of the Rights.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time until ten days following the Stock Acquisition Date, redeem all, but no less than all, of the then outstanding Rights at the applicable redemption price.

*    *    *    *

The foregoing summary description of the Common Stock and the Rights does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation, the Bylaws and the Rights Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description
99.1	Sixth Amended and Restated Certificate of Incorporation of Health Net, Inc. (incorporated by reference to Exhibit 6 to the Company’s registration statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 001-12718)).

99.2	Ninth Amended and Restated Bylaws of Health Net, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-12718)).

99.3	Specimen Common Stock certificate (incorporated by reference to Exhibit 8 to the Company’s registration statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 001-12718)).

99.4	Rights Agreement, dated as of June 1, 1996, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 99.1 to the 1996 Form 8-A (File No. 001-12718)).

99.5	Amendment, dated as of October 1, 1996, to the Rights Agreement, dated as of October 21, 1996, to the Rights Agreement, by and between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 2 to the Company’s registration statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 001-12718)).

99.6	Second Amendment to Rights Agreement, dated as of May 3, 2001, by and among the Company, Harris Trust and Savings Bank and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 3 to the Company’s registration statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 001-12718)).

99.7	Third Amendment to Rights Agreement, dated as of May 14, 2004, by and among the Company and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 4 to the Company’s registration statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 001-12718)).

99.8	Fourth Amendment to Rights Agreement, dated as of July 26, 2004, by and among the Company, Computershare Investor Services, L.L.C. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 5 to the Company’s registration statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 001-12718)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2004	HEALTH NET, INC.

	By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Sixth Amended and Restated Certificate of Incorporation of Health Net, Inc. (incorporated by reference to Exhibit 6 to the Company’s registration statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 001-12718)).

99.2	Ninth Amended and Restated Bylaws of Health Net, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (File No. 001-12718)).

99.3	Specimen Common Stock certificate (incorporated by reference to Exhibit 8 to the Company’s registration statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 001-12718)).

99.4	Rights Agreement, dated as of June 1, 1996, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 99.1 to the 1996 Form 8-A (File No. 001-12718)).

99.5	Amendment, dated as of October 1, 1996, to the Rights Agreement, dated as of October 21, 1996, to the Rights Agreement, by and between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 2 to the Company’s registration statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 001-12718)).

99.6	Second Amendment to Rights Agreement, dated as of May 3, 2001, by and among the Company, Harris Trust and Savings Bank and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 3 to the Company’s registration statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 001-12718)).

99.7	Third Amendment to Rights Agreement, dated as of May 14, 2004, by and among the Company and Computershare Investor Services, L.L.C. (incorporated by reference to Exhibit 4 to the Company’s registration statement on Form 8-A/A filed with the Commission on May 9, 2001 (File No. 001-12718)).

99.8	Fourth Amendment to Rights Agreement, dated as of July 26, 2004, by and among the Company, Computershare Investor Services, L.L.C. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 5 to the Company’s registration statement on Form 8-A/A filed with the Commission on July 26, 2004 (File No. 001-12718)).

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